EXHIBIT 99.1

                            PRESS RELEASE

FOR IMMEDIATE RELEASE                       CONTACT:

Titanium Metals Corporation                 Mark A. Wallace
1999 Broadway, Suite 4300                   Executive Vice President &
Denver, Colorado  80202                     Chief Financial Officer
                                            303-296-5615

                    TIMET RECEIVES QUARTERLY DIVIDEND PAYMENT

                           ON SPECIAL METALS PREFERRED

         DENVER, COLORADO . . . April 27, 2000 . . . Titanium Metals Corporation ("TIMET") (NYSE:TIE) announced today that it received a quarterly dividend payment of $1.3 million on the 6.625% Series A Senior Convertible Preferred Stock of Special Metals Corporation (Nasdaq:SMCX) held by TIMET. Special Metals had deferred payment of dividends on the shares since the first quarter of 1999. Special Metals has advised TIMET that it does not plan to pay any arrearages at this time.

         Titanium Metals Corporation, headquartered in Denver, Colorado, is a leading worldwide integrated producer of titanium metal products. Information on TIMET is available on the World Wide Web at http://www.timet.com/.

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